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                                                                   Exhibit 8.1


                       FORM OF GOODWIN, PROCTER & HOAR LLP
                                     OPINION




                               ____________, 2000



Inverness Medical Technology, Inc.
200 Prospect Street
Waltham, Massachusetts 02453

         RE: MERGER PURSUANT TO AGREEMENT AND PLAN OF MERGER BY AND AMONG INVERNESS MEDICAL TECHNOLOGY, INC., TERRIER ACQUISITION CORP. AND INTEG INCORPORATED

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to Inverness Medical Technology, Inc., a Delaware corporation ("Inverness"), in connection with the merger (the "Merger") of Integ Incorporated, a Minnesota corporation ("Integ"), with and into Terrier Acquisition Corp., a Delaware corporation ("Terrier") and wholly owned subsidiary of Inverness, pursuant to an Agreement and Plan of Merger by and among Inverness, Terrier and Integ dated as of October 3, 2000, as amended (the "Merger Agreement"). This opinion relates to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the status of Inverness, Terrier and Integ as parties to such reorganization within the meaning of Section 368(b) of the Code.

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Inverness Medical Technology, Inc.
______________, 2000
Page 2


         For purposes of the opinions set forth below, we have reviewed and relied upon the Merger Agreement, the Registration Statement on Form S-4 filed by Inverness with the Securities and Exchange Commission on ___________, 2000, as amended (the "Registration Statement"), in connection with the issuance in the Merger of shares of Inverness' common stock, par value $.001 per share, the Prospectus of Inverness and Proxy Statement of Integ (the "Proxy Statement/Prospectus") included in the Registration Statement, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations, and warranties made by Inverness, Terrier and Integ (including, without limitation, those contained in representation letters provided to us by them in connection with the preparation of this opinion, in the Proxy Statement/Prospectus, and in the Registration Statement), which we have neither investigated nor verified. We have assumed that such statements, representations, and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, that no actions that are inconsistent with such statements, representations and warranties will be taken and that all representations, statements and warranties made to "the best knowledge of" any person or with similar qualification are and will be true, correct and complete as if made without such qualification. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, we have assumed that the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement/Prospectus and Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), that the Merger will qualify as a merger under the applicable laws of Delaware and Minnesota, that each of Inverness, Terrier and Integ will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and that the Merger Agreement and all other documents and instruments referred to therein or in the Proxy Statement/Prospectus and Registration Statement are valid and binding in accordance with their terms.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinions. No ruling has been or will be sought from the Internal Revenue Service by Inverness, Terrier or Integ as to the federal income tax consequences of any aspect of the Merger.

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Inverness Medical Technology, Inc.
______________, 2000
Page 3


         Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that:

         (1) the Merger of Integ with and into Terrier will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

         (2) Inverness, Terrier and Integ each will be a party to such reorganization within the meaning of Section 368(b) of the Code.

                                      * * *

         We express no opinion herein other than the opinions expressly set forth above. In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. You should recognize that our opinions are not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect. Changes in applicable law could adversely affect our opinions. We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinions.

         This opinion is being provided to you pursuant to Section 8.3(g) of the Merger Agreement in connection with the transactions set forth in the Merger Agreement. Without our prior written consent, it may not be relied upon by any other person or entity or used for any other purpose, and may not be made available to any other person or entity. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.



                                                 Very truly yours,


                                                 Goodwin, Procter & Hoar  LLP